Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com
FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-e.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-e.com

SUSSER HOLDINGS ANNOUNCES CLOSING OF NOTES OFFERING

CORPUS CHRISTI, Texas, May 7, 2010 – Susser Holdings Corporation (NASDAQ: SUSS) today announced that Susser Holdings, L.L.C. and Susser Finance Corporation (indirect subsidiaries of Susser Holdings Corporation, and collectively, the “Issuers”) have closed their issuance of $425 million in aggregate principal amount of 8.50% Senior Notes due 2016 (the “Notes”). The net proceeds from the issuance of the notes, together with cash on hand and borrowings under the amended and restated revolving credit facility will be used to redeem and discharge all of the Issuers’ outstanding 10 5/8% Senior Notes due 2013, to repay existing indebtedness under the term loan facility and to pay any fees and expenses related to the foregoing.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This news release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Concerning Forward-Looking Information

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Susser Holdings Corporation and its subsidiaries contained in this release that are not historical in nature, particularly those relating to the expectations regarding the redemption of the 10 5/8% Senior Notes due 2013 are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

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SUSS-IR